THOMAS F. PRISBY, CHAIRMAN
CFS Bancorp, Inc.
707 Ridge Road —  Munster, Indiana 46321-1678

September 7, 2011
FOR IMMEDIATE RELEASE

CONTACT:   Thomas F. Prisby, Chairman of the Board and Chief Executive Officer
                       219-836-2960

CFS BANCORP, INC. DECLARES CASH DIVIDEND

MUNSTER, IN – September 7, 2011 - CFS Bancorp, Inc. (NASDAQ:  CITZ) announced that the Board of Directors on September 2, 2011 declared a quarterly cash dividend of $0.01 per share payable on October 28, 2011 to shareholders of record on October 7, 2011.  This dividend is unchanged from the prior quarter’s dividend.

CFS Bancorp, Inc. is the parent of Citizens Financial Bank, a $1.1 billion asset federal savings bank.  Citizens Financial Bank is an independent bank focusing its people, products, and services on helping individuals, businesses, and communities be successful.  The Bank has 22 full service banking centers throughout adjoining markets in Chicago’s Southland and Northwest Indiana.  The Company’s website can be found at www.citz.com.

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